Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

December 17, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     As Representative of the Initial Purchasers
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Introductory.  Movie Escrow, Inc., a Delaware corporation (the “Escrow Issuer”), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of (i) $350,000,000 aggregate principal amount of the Escrow Issuer’s 7.75% Senior Secured Notes due 2021 (the “Secured Notes”) and (ii) $350,000,000 aggregate principal amount of the Escrow Issuer’s 10.00% Senior Unsecured Notes due 2022 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”).  Merrill Lynch has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Secured Securities (as defined below) will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined below) (including the Supplemental Secured Notes Indenture (as defined below), the “Secured Notes Indenture”), between the Escrow Issuer and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Secured Notes Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).  The Unsecured Securities (as defined below) will be issued pursuant to an indenture, to be dated as of the Closing Date (including the Supplemental Unsecured Notes Indenture (as defined below), the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures” and each an “Indenture”), between the Escrow Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Unsecured Notes Trustee” and, together with the Secured Notes Trustee, the “Trustees” and each a “Trustee”). Immediately upon consummation of the Acquisition (as defined below), the Escrow Issuer will be merged into Global Cash Access, Inc., a Delaware corporation (the “Company”), with the Company as the surviving corporation, and by operation of law, the Company will become the obligor of the Notes and assume all obligations of the Escrow Issuer under the Transaction Documents (as defined below).   For purposes of this Agreement, the term “Issuer” means, prior to the Escrow Release Date (as defined below), the Escrow Issuer and, upon and after the Escrow Release Date, the Company.

The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Escrow Issuer, the Trustees and the Depositary.

On September 8, 2014, Global Cash Access Holdings, Inc. (“Holdings”) entered into an agreement and plan of merger (the “Merger Agreement”) with Multimedia Games Holding Company, Inc. (“Multimedia Games”) and Movie Merger Sub, Inc., a wholly-owned subsidiary of Holdings (“Merger Sub”). In accordance with the terms of the Merger Agreement, Merger Sub will merge with and into Multimedia Games and Multimedia Games, together with its respective subsidiaries (the “Multimedia Acquired Entities”), will become direct or indirect wholly-owned subsidiaries of Holdings (such transactions collectively referred to as the “Acquisition”).  The date of the consummation of the Acquisition is referred to herein as the “Acquisition Date”.  The Notes are being issued in connection with the Acquisition.  In addition, in connection with the Acquisition, the Company will enter into new secured credit facilities to be dated the Acquisition Date (the “New Credit Facilities”).

Subject to the last full paragraph on page 5 below, the Escrow Issuer, the Trustees and Deutsche Bank Trust Company Americas, as escrow agent (the “Escrow Agent”), will enter into a customary escrow agreement (the “Escrow Agreement”), to be dated as of the Closing Date, pursuant to which the Initial Purchasers will deposit into a segregated escrow account (the “Escrow Account”) with the Escrow Agent the gross proceeds from the offering of the Notes, and the Issuer (or one of its affiliate) will deposit into the Escrow Account additional funds sufficient to pay 100% of the issue price of the Notes, plus all regularly scheduled interest that will accrue on the Notes, if any, and accretion of principal amount for at least 30 days, up to but not including the date that is at least 30 days after the Closing Date (the “Initial Outside Date”); provided, that if the Issuer elects to extend the Initial Outside Date pursuant to the terms of the Escrow Agreement, it shall deposit additional funds sufficient to pay all regularly scheduled interest that will accrue on the Notes, if any, plus accretion of principal amount up to but not including such extended date (all amounts deposited into the Escrow Account are referred to herein as the “Escrow Funds”).  The release of the Escrow Funds will be subject to the satisfaction of certain conditions, including the closing of the Acquisition (collectively, the “Escrow Release Conditions” and the date on which such conditions are satisfied, the “Escrow Release Date”).  Until such time as the Escrow Release Conditions are satisfied, the Notes will not be guaranteed, and will be secured by a perfected first priority security interest in the Escrow Account and the Escrow Funds.  From and after the satisfaction of the Escrow Release Conditions, Holdings, certain of Holdings’ domestic restricted subsidiaries (the “GCA Subsidiary Guarantors” and, together with Holdings, the “GCA Guarantors”), Multimedia Games and certain of Multimedia Games’ domestic restricted subsidiaries (together with Multimedia Games, collectively, the “Multimedia Guarantors” and, together with the GCA Guarantors, the “Guarantors”) will become guarantors.  The GCA Guarantors and the Multimedia Guarantors are listed on Schedule B hereto.

Immediately after the consummation of the Acquisition, the GCA Guarantors and the Multimedia Guarantors shall execute and deliver (i) a supplemental indenture to the Secured Notes Indenture (the “Supplemental Secured Notes Indenture”) and (ii) a supplemental indenture to the Unsecured Notes Indenture (the “Supplemental Unsecured Notes Indenture” and,

together with the Supplemental Secured Notes Indenture, the “Supplemental Indentures”), whereby, in each case, each of the Company, the GCA Guarantors and the Multimedia Guarantors will agree to observe and fully perform all of the rights, obligations and liabilities contemplated in each Indenture as if it was an original signatory thereto.  Immediately after the consummation of the Acquisition, the GCA Guarantors and the Multimedia Guarantors shall execute and deliver a joinder agreement to this Agreement (the “Purchase Agreement Joinder”) substantially in the form attached hereto as Exhibit C, whereby each of the GCA Guarantors and the Multimedia Guarantors will affirm the accuracy of the applicable representations and warranties and agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it was an original signatory hereto as a Guarantor (as defined below).  The representations, warranties, authorizations, acknowledgements, covenants and agreements of the GCA Guarantors and the Multimedia Guarantors under this Agreement shall not become effective until the execution by them of the Purchase Agreement Joinder, at which time such representations, warranties, authorizations, acknowledgements, covenants and agreements shall become effective as if made on the date hereof, the date thereof and the Closing Date pursuant to the terms of the Purchase Agreement Joinder and the GCA Guarantors and the Multimedia Guarantors and their respective directors, officers and controlling persons shall not have any rights hereunder until they have executed the Purchase Agreement Joinder.

The holders of the Unsecured Notes (including the Initial Purchasers and their direct and indirect transferees) will have registration rights set forth in the registration rights agreement relating to the Unsecured Notes (the “Registration Rights Agreement”), to be dated the Closing Date, among the Escrow Issuer and the Representative.  Pursuant to the Registration Rights Agreement, and subject to the consummation of the Acquisition, the parties thereto will agree to file with the Commission (as defined below) under the circumstances set forth therein, one or more registration statements under the Securities Act (as defined below) relating to another series of debt securities of the Issuer identical in all material respects to the Unsecured Notes (the “Exchange Notes”) and Unsecured Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Unsecured Notes and the Unsecured Guarantees (the “Exchange Offer”).  On the Acquisition Date, the Company shall cause each Guarantor to join the Registration Rights Agreement by execution of the joinder attached thereto (the “Registration Rights Agreement Joinder”). For the avoidance of doubt, the Secured Notes will not have registration rights.

For purposes of this Agreement, the term “Transactions” means, collectively, (i) the issuance and sale of the Notes, (ii) the issuance of the Guarantees (as defined below), (iii) the Acquisition, (iv) the execution, delivery and effectiveness of the New Credit Facilities (including any borrowings thereunder), (v) the other transactions contemplated by the Final Offering Memorandum (as defined below), (vi) the execution, delivery and effectiveness of the applicable Transaction Documents (as defined below) and (vii) the payment of all fees and expenses related to the foregoing.

The payment of principal of, premium, if any, and interest on the Secured Notes will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally, (i) upon the consummation of the Acquisition, by the Guarantors and (ii) thereafter, by any subsidiary of Holdings formed or acquired after the Acquisition Date that executes an additional guarantee in accordance with the terms of the Secured Indenture, and their respective successors and assigns, pursuant to their guarantees (the “Secured Guarantees”).  The payment of principal of, premium, if any, and interest on the Unsecured Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, (i) upon the consummation of the Acquisition, by the Guarantors and (ii) thereafter, by any subsidiary of Holdings formed or acquired after the Acquisition Date that executes an additional guarantee in accordance with the terms of the Unsecured Notes Indenture, and their respective successors and assigns, pursuant to their guarantees (the “Unsecured Guarantees” and, together with the Secured Guarantees, the “Guarantees”).  The Secured Notes, and the Secured Guarantees to be attached thereto upon the execution of the Supplemental Secured Notes Indenture and the Purchase Agreement Joinder by the Guarantors, are herein collectively referred to as the “Secured Securities”.  The Unsecured Notes, and the Unsecured Guarantees to be attached thereto upon the execution of the Supplemental Unsecured Notes Indenture and the Purchase Agreement Joinder by the Guarantors, are herein collectively referred to as the “Unsecured Securities”.  The Secured Securities and the Unsecured Securities are herein collectively referred to as the “Securities”; and the Exchange Notes and the Exchange Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

Upon the Acquisition Date, the Secured Notes and the Secured Guarantees will be secured by a first-priority lien, subject to certain Permitted Liens (as defined below), on all of the tangible and intangible assets of the Company and the Guarantors, now owned or hereafter acquired by the Company or any Guarantor, that will secure borrowings under the New Credit Facilities, on a first-priority basis, subject to certain exceptions and limitations described in the Secured Notes Indenture and the Collateral Documents (as defined below) (the “Collateral”).  The Collateral shall be more particularly described in the Final Offering Memorandum (as defined below) and documented by (a) with respect to personal property that constitutes Collateral, the Security Agreement to be dated as of the Acquisition Date and entered into by the Company,  the Guarantors and the Collateral Agent (as amended, restated, modified or supplemented, the “Security Agreement”) and (b) with respect to the grants of security interest in registrations and/or applications for trademarks, patents and copyrights (and licenses in any of the foregoing) that constitute Collateral, in the Security Agreement and, respectively, in the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement, each to be dated as of the Acquisition Date and entered into by each of the Company,  the Guarantors (in each case as applicable) and the Collateral Agent, as provided therein (as amended, restated, modified or supplemented, collectively, the “Intellectual Property Security Agreements”), each to be delivered to the Collateral Agent, granting in favor of the Collateral Agent a first-priority security interest in the Collateral, subject to Permitted Liens, for the benefit of itself, the Secured Notes Trustee and each holder of the Secured Notes and the successors and assigns of the foregoing.  The term “Collateral Documents” as used herein shall mean the Security Agreement, the Intellectual Property Security Agreements, and other security documents purporting to grant a security interest in favor of the Collateral Agent for the benefit of itself, the Secured Notes Trustee and the holders of the Secured Notes (to the extent required to be delivered pursuant to this Agreement, the terms of the Secured Notes Indenture or the Security Agreement).  The rights of the holders of the Secured Notes with respect to the Collateral shall be further governed by an intercreditor agreement, to be dated as of the Acquisition Date, among the Collateral Agent and the agent for the lenders under the New Credit Facilities and acknowledged by the Company and the Guarantors (the “Intercreditor Agreement”).

This Agreement, the Purchase Agreement Joinder, the DTC Agreement, the Escrow Agreement, the Securities, the Indentures, the Collateral Documents, the Intercreditor Agreement, the Registration Rights Agreement, the Registration Rights Agreement Joinder and the Supplemental Indentures are referred to herein as the “Transaction Documents.”

The Issuer understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and as described in the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Final Offering Memorandum and the Updated Final Offering Memorandum.  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indentures, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuer has prepared and delivered to each Initial Purchaser copies of a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).  Following the Closing Date, in connection with the resale of the Notes, the Issuer shall prepare one or more Updated Final Offering Memoranda (as defined below) as provided for in Section 13 hereof.

Anything in this Agreement to the contrary notwithstanding, the Escrow Issuer and the Representative have elected to forego the escrow procedures described in this Agreement and the Escrow Agreement in their entirety, such that (i) the Initial Purchasers will pay the Secured Notes Purchase Price and Unsecured Notes Purchase Price (each as defined below), net of the Escrowed Purchasers’ Commission (as defined below), directly to, or as directed by, the Issuer, (ii) the Issuer will apply such net proceeds in the manner described under the caption “Use of Proceeds” in the Final Offering Memorandum, (iii) the Issuer and the Initial Purchasers will take such other reasonable steps (including modifications to the conditions to closing set forth in Section 5 hereof) as necessary to reflect the elimination of the escrow procedures and related Escrow Agreement and otherwise to effect the issue and sale of the Securities as otherwise contemplated by this Agreement, and (iv) references herein to the Escrow Release Date shall be deemed to be references to the Closing Date.

The Issuer hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.         Representations and Warranties.  Each of the Issuer and, to the extent party to the Purchase Agreement Joinder, the Guarantors, jointly and severally, hereby represents, warrants and covenants (it being understood that prior to the consummation of the Acquisition, all representations and warranties with respect to the Multimedia Guarantors are made to the best knowledge of the Issuer after due inquiry) to each Initial Purchaser that, as of the date hereof, as of the Closing Date, as of each Sale Date (as defined below) and as of each Settlement

Date (as defined below) (references in this Section 1 to the “Offering Memorandum” are to (x) the Final Offering Memorandum in the case of representations and warranties made as of the date hereof and as of the Closing Date and (y) the most recent Updated Final Offering Memorandum in the case of representations and warranties made as of any Sale Date and Settlement Date occurring after delivery of any Updated Final Offering Memorandum):

(a)           No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)           No Integration of Offerings or General Solicitation.  None of the Issuer, the Guarantors or their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuer and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Issuer, the Guarantors or their respective Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuer and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuer, the Guarantors or their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer, the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)           Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

(d)           The Offering Memorandum.  (i) The Final Offering Memorandum as of the date hereof does not, and as of the Closing Date will not, and (ii) upon and after delivery of the first Updated Final Offering Memorandum, the most recently delivered Updated

Final Offering Memorandum as of its date and as supplemented to the applicable Sale Date, as of such Sale Date and, as of the Settlement Date, in each case, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from an Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuer in writing by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum or amendment or supplement thereto, as the case may be.  The Offering Memorandum contains all the information specified in, and meeting the requirements of, Rule 144A.  The Issuer and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum without the prior consent of the Representative.

(e)           Issuer Additional Written Communications.  The Issuer and the Guarantors have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Offering Memorandum and (ii) any electronic road show or other written communications, in each case used in accordance with Section 3(a).  Each such communication by the Issuer or the Guarantors or their respective agents and representatives pursuant to clause (ii) of the preceding sentence (each, a “Issuer Additional Written Communication”), when taken together with the Offering Memorandum at the Closing Date or any Sale Date and the related Settlement Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuer in writing by any Initial Purchaser through the Representative expressly for use in any Issuer Additional Written Communication.

(f)            The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Escrow Issuer.

(g)           The Joinder Agreements. On the Acquisition Date, the Purchase Agreement Joinder will be duly authorized, executed and delivered by each Guarantor.  On the Acquisition Date, the Registration Rights Agreement Joinder will be duly authorized, executed and delivered by each Guarantor and will constitute a valid and binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h)           The Registration Rights Agreement and DTC Agreement.  The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Escrow Issuer (and upon the Escrow Release Date, of the Company), enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Escrow Issuer (and upon the Escrow Release Date, of the Company), enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)            Authorization of the Notes and the Exchange Notes.  The Notes to be purchased by the Initial Purchasers from the Escrow Issuer will on the Closing Date be in the form contemplated by the Indentures, have been duly authorized for issuance and sale pursuant to this Agreement and the Indentures and, at the Closing Date, will have been duly executed by the Escrow Issuer and, when authenticated in the manner provided for in the Indentures and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Escrow Issuer (and upon the Escrow Release Date, of the Company), enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indentures.  The Exchange Notes have been duly and validly authorized for issuance by the Escrow Issuer, and when issued and authenticated in accordance with the terms of the Unsecured Notes Indenture, the Registration Rights Agreement, the Registration Rights Agreement Joinder and the Exchange Offer, will constitute valid and binding obligations of the Escrow Issuer (and upon the Escrow Release Date, of the Company), enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Unsecured Notes Indenture.

(j)            The Guarantees and the Exchange Guarantees. The Guarantees of the Notes on the Acquisition Date will be in the form contemplated by the Indentures and on the Acquisition Date will have been duly authorized for issuance pursuant to this Agreement and the Indentures by the Guarantors; the Guarantees of the Notes, at the Acquisition Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indentures and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indentures.  The Exchange Guarantees when issued will be in the form contemplated by the Unsecured Notes Indenture and on the Acquisition Date will have been duly authorized for issuance pursuant to this Agreement and the Unsecured Notes Indenture by the Guarantors; the Exchange Guarantees when issued will have been duly executed by each of the Guarantors and, when the Exchange Notes have been authenticated in the manner provided for in the Unsecured Notes Indenture and issued and delivered against payment of the purchase price therefor, the Exchange Guarantees will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Unsecured Notes Indenture.

(k)           Authorization of the Intercreditor Agreement.  On the Acquisition Date, the Intercreditor Agreement will be duly authorized, executed and delivered by the Company and each Guarantor and will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l)            Collateral Documents.  On the Acquisition Date, each of the Collateral Documents will be duly authorized, executed and delivered by the Company and/or the applicable Guarantor and will constitute a legal and binding agreement of the Company and/or the applicable Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  The Collateral Documents, when executed and delivered on the Acquisition Date, will create in favor of the Collateral Agent for the benefit of itself, the Secured Notes Trustee and the holders of the Secured Notes, valid and enforceable security interests in and liens on the Collateral and, upon the filing of appropriate Uniform Commercial Code financing statements in United States jurisdictions as set forth in the schedules to the Perfection Certificate (as defined below) and the taking of the other actions, in each case as further described in the Collateral Documents, the security interests in and liens on the rights of the Company or the applicable Guarantor in such Collateral will be perfected security interests and liens, superior to and prior to the liens of all third persons other than the liens securing the New Credit Facilities and Permitted Liens.

(m)          Authorization of the Indentures.  The Indentures have been duly authorized by the Escrow Issuer and, at the Closing Date, will have been duly executed and delivered by the Escrow Issuer and will constitute a valid and binding agreement of the Issuer, enforceable against the Escrow Issuer (and upon the Escrow Release Date, of the Company) in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(n)           Authorization of the Supplemental Indentures.  On the Acquisition Date, the Supplemental Indentures will be duly authorized, executed and delivered by each Guarantor.  Each of the Supplemental Indentures and the Indentures will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(o)           [Reserved].

(p)           Description of the Transaction Documents.  The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(q)           No Material Adverse Change.  Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business, whether or not arising from transactions in the ordinary course of business, of Holdings, the Escrow Issuer, the Company, its subsidiaries and the Multimedia Acquired Entities, considered as one entity (any such change is called a “Material Adverse Change”); (ii) Holdings, the Escrow Issuer, the Company, its subsidiaries and the Multimedia Acquired Entities, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or Multimedia Games or, except for dividends paid to the Company or other subsidiaries, any of their respective subsidiaries on any class of capital stock or repurchase or redemption by the Company, Multimedia Games or any of their respective subsidiaries of any class of capital stock.

(r)            Independent Accountants.  (i) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its consolidated subsidiaries included in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company, and (ii) BDO USA LLP, which expressed its opinion with respect to the financial statements of Multimedia Games and its consolidated subsidiaries included in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit serviced provided by BDO USA LLP to Multimedia Games or any of its consolidated subsidiaries have been approved by the Audit Committee of the Board of Directors of Multimedia Games.

(s)                                   Preparation of the Financial Statements.  The financial statements of the Company and the financial statements of Multimedia Games, each together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified, it being understood that unaudited interim financial statements are subject to normal, year-end audit adjustments.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be otherwise specified therein or to the extent unaudited interim financial statements exclude footnotes or may be condensed or summary statements.  The financial data set forth in the Offering Memorandum under the captions “Summary—Summary Consolidated Historical and Pro Forma Financial Data for GCA and Summary Consolidated Historical Financial Data for Multimedia Games”, “Selected Historical Financial Data of GCA” and “Selected Historical Financial Data of Multimedia Games” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.  Except as may be otherwise specified therein, the pro forma consolidated financial statements of the Company, its subsidiaries and the Multimedia Acquired Entities and the related notes thereto included under the captions “Offering Memorandum Summary—Summary Consolidated Historical and Pro Forma Financial Data for GCA and Summary Consolidated Historical Financial Data for Multimedia Games,” “Unaudited Pro Forma Condensed Combined Financial Statements” and elsewhere in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with GAAP and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data and forward-looking statements, including statements regarding synergies, cost savings and other financial projections, included in the Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(t)                                    Incorporation and Good Standing of the Escrow Issuer, the Company and the Guarantors.  Each of the Escrow Issuer, the Company and the Guarantors has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Escrow Issuer, the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party, including the granting of liens and security interests to be granted pursuant to the Escrow Agreement, the Collateral Documents and the Secured Notes Indenture.  Each of the Escrow Issuer, the Company and each Guarantor is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding capital stock or other ownership interest of each subsidiary of Holdings, the Company and Multimedia Games that is a Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company or Multimedia Games, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Offering Memorandum.   The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit B hereto.  Multimedia Games does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit B-1 hereto

(u)                                 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  None of the Company, Escrow Issuer, Holdings, Multimedia Games nor any of their respective subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s credit agreement dated as of March 1, 2011 and, upon consummation of the Acquisition, the New Credit Facilities), or to which any of the property or assets of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries is subject (each, as amended from time to time, an “Existing Instrument”), or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including any gaming authority) to which any of the property or assets of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries is subject except, in the case of clauses (ii) and (iii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The execution, delivery and performance of the Transaction Documents by the Company, Escrow Issuer, Multimedia Games and the Guarantors party thereto, and the issuance and delivery of the Securities and the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, Escrow Issuer, Holdings, Multimedia Games or any of their subsidiaries.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company, Escrow Issuer, Multimedia Games and the Guarantors to the extent a party thereto (including, but not limited to, the filing of any applicable financing statements pursuant to the Security Agreement or the filing of any Intellectual Property Security Agreements), the issuance and delivery of the Securities, the grant and perfection of liens and security interests in the Collateral pursuant to the Security Agreement and the Intellectual Property Security Agreements, or the consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (i) such as have been obtained or made by the Company, Escrow Issuer, Multimedia Games or the Guarantors and are in full force and effect under the Securities Act and applicable securities laws of the several states of the United States or provinces of Canada, (ii) such as may be required by the securities laws of the several states of the United States or provinces of Canada with respect to the Issuer’s and each Guarantor’s obligations under the Registration Rights Agreement and the Registration Rights Agreement Joinder, (iii) such as may be required to perfect the Secured Notes Trustee’s, the Collateral Agent’s or the Escrow Agent’s security interests granted pursuant to the Security Agreement, the Intellectual Property Security Agreements, any other Collateral Documents, the Escrow Agreement and the financing statements related thereto, or (iv) such that have been obtained or made with the applicable gaming authorities, or notice filings with such applicable gaming authorities that will be made upon consummation of the transactions contemplated by this Agreement or the Offering Memorandum, or that are made within the applicable time period thereafter as permitted under applicable law.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries.

(v)                                 Collateral Documents, Financing Statements and Collateral.  On the Acquisition Date:

(i)  upon execution and delivery, the Security Agreement and each of the Intellectual Property Security Agreements will be effective to create in favor of the Collateral Agent for the benefit of itself, the Secured Notes Trustee and the holders of the Secured Notes a legal, valid and enforceable security interest in all of the Company’s and each Guarantor’s right, title and interest in the Collateral to the extent contemplated by the Security Agreement;

(iii)  upon the filing and/or recording of Uniform Commercial Code financing statements and Intellectual Property Security Agreements, as applicable, in appropriate form in the appropriate offices specified in the applicable Schedules to the Perfection Certificate and the taking of the other actions required by the terms of the Security Agreement, the security interests in favor of the Collateral Agent for its benefit and the benefit of the Secured Notes Trustee and the holders of the Secured Notes granted thereby will constitute valid, perfected first-priority liens and security interests in such Collateral, to the extent such security interests can be perfected by the filing and/or recording, as applicable, of Uniform Commercial Code financing statements or Intellectual Property Security Agreements or the taking of such other actions, in each case prior in right to the lien of any other person, other than liens expressly permitted to be incurred or exist on the Collateral under the applicable Indenture, including liens in respect of the New Credit Facilities, and liens having priority by operation of law (“Permitted Liens”) and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and

(iv)  on or before the Acquisition Date, the Company and Guarantors collectively will own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than Permitted Liens and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(w)                               No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s, Escrow Issuer’s and each Guarantor’s knowledge, threatened (i) against or affecting the Issuer, Holdings, Multimedia Games or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries, which action, suit or proceeding, if determined adversely to the Company, Escrow Issuer, Holdings, Multimedia Games or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  Except as otherwise disclosed in the Offering Memorandum, no material labor dispute with the employees of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries, or with the employees of any principal supplier of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries exists or, to the best of the Issuer’s and each Guarantor’s knowledge, is threatened or imminent.

(x)                                 Intellectual Property Rights.  The Company, Escrow Issuer, Holdings, Multimedia Games and their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company, Escrow Issuer, Holdings, Multimedia Games nor any of their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(y)                                 All Necessary Permits, etc.  The Company, Escrow Issuer, Holdings, Multimedia Games and each of their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (including those granted under gaming laws) necessary to own, lease and operate its properties and to conduct their respective businesses, and none of the Company, Escrow Issuer, Holdings, Multimedia Games nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(z)                                  Title to Properties.  The Company, Escrow Issuer, Holdings, Multimedia Games and each of their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(s) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Offering Memorandum and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, Escrow Issuer, Holdings, Multimedia Games or such subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, Escrow Issuer, Holdings, Multimedia Games or such subsidiary.

(aa)                          Tax Law Compliance.  The Company, Escrow Issuer, Holdings, Multimedia Games and each of their respective subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, in each case except as may be being contested in good faith and by appropriate proceedings.  The Company and Multimedia Games have made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(s) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries has not been finally determined.

(bb)                          Company, Escrow Issuer and each Guarantor Not an “Investment Company”.  Each of the Company, Escrow Issuer and the Guarantors has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).  Neither the Company, Escrow Issuer nor any Guarantor is, or after receipt of payment for the Securities will be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(cc)                            Insurance.  Each of Holdings and its subsidiaries, as a whole, and Multimedia Games and its subsidiaries, as a whole, are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses including, without limitation, policies covering real and personal property owned or leased by the Company, Escrow Issuer, Holdings, Multimedia Games and their respective subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  None of the Company, Escrow Issuer, Holdings, Multimedia Games nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(dd)                          No Price Stabilization or Manipulation.  None of the Company, Escrow Issuer or any of the Guarantors has taken and each will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee)                            Solvency.  On the Closing Date, the Escrow Issuer will be Solvent.  On the Acquisition Date, immediately following the consummation of the Acquisition and the application of the proceeds of the Notes as described under the caption “Use of Proceeds” in the Offering Memorandum, Holdings and its subsidiaries, on a consolidated basis, will be Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(ff)                              Compliance with Sarbanes-Oxley.  The Company, Escrow Issuer, Holdings, Multimedia Games and their respective subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(gg)                            Accounting Systems.  (A) The Company and its consolidated subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (B) Multimedia Games and its consolidated subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)                          Disclosure Controls and Procedures.  The Company and Multimedia Games have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, Escrow Issuer, Holdings, Multimedia Games and their respective subsidiaries is made known to the chief executive officer and chief financial officer of the Company or Multimedia Games, as applicable, by others within the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s and Multimedia Games’ auditors and the Audit Committee of the Board of Directors of each of the Company and Multimedia Games have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s or Multimedia Games’, as applicable, ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or Multimedia Games’, as applicable, internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii)                                  Regulations T, U, X.  None of the Company, Escrow Issuer nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(jj)                                Compliance with and Liability Under Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change:  (i) each of the Company, Escrow Issuer, Holdings, Multimedia Games and their respective subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company, Escrow Issuer, Holdings, Multimedia Games or their respective subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company, Escrow Issuer, Holdings, Multimedia Games nor any of their respective subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, Escrow Issuer, Holdings, Multimedia Games or any of their subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company, Escrow Issuer or any Guarantor has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s, Escrow Issuer’s and each Guarantor’s knowledge, threatened against the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; (iv) none of the Company, Escrow Issuer, Holdings, Multimedia Games nor any of their respective subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries, including without limitation, any such liability which the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.  “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law.  “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(kk)                          [Reserved].

(ll)                                  ERISA Compliance.  The Company, Escrow Issuer, Holdings, Multimedia Games and their respective subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, Escrow Issuer, Holdings, Multimedia Games, their respective subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, Escrow Issuer, Holdings, Multimedia Games, their respective subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company, Escrow Issuer, Holdings, Multimedia Games or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, Escrow Issuer, Holdings, Multimedia Games, their respective subsidiaries or any of their ERISA Affiliates.  No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, Escrow Issuer, Holdings, Multimedia Games, their respective subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, Escrow Issuer, Holdings, Multimedia Games, their respective subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, Escrow Issuer, Holdings, Multimedia Games, their respective subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(mm)                  Compliance with Labor Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company, Escrow Issuer, Holdings, Multimedia Games or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries and (C) no union representation question existing with respect to the employees of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(nn)                          Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or Multimedia Games or any affiliate of the Company or Multimedia Games, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or Multimedia Games or any affiliate of the Company or Multimedia Games, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum (other than any such relationship with any director or officer in their capacity as such).  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, Escrow Issuer, Holdings, Multimedia Games or any affiliate of the Company, Escrow Issuer, Holdings or Multimedia Games to or for the benefit of any of the officers or directors of the Company, Escrow Issuer, Holdings or Multimedia Games or any affiliate of the Company, Escrow Issuer, Holdings or Multimedia Games or any of their respective family members.

(oo)                          No Unlawful Contributions or Other Payments.   None of the Company, Escrow Issuer, Holdings, Multimedia Games nor any of their respective subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, Escrow Issuer, Holdings, Multimedia Games, their respective subsidiaries and, to the knowledge of the Company, Escrow Issuer and the Guarantors, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(pp)                          No Conflict with Money Laundering Laws.  The operations of the Company, Escrow Issuer, Holdings, Multimedia Games and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting

Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, Escrow Issuer, Multimedia Games or any of the Guarantors, threatened.

(qq)                          No Conflict with Sanctions Laws.  None of the Company, Escrow Issuer, Holdings, Multimedia Games nor any of their respective subsidiaries nor, to the knowledge of the Company or Multimedia Games, any director, officer, agent, employee or affiliate of the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company, Escrow Issuer will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(rr)                                New Credit Facilities.  Prior to or substantially simultaneous with the consummation of the Acquisition, the New Credit Facilities (as defined in the Offering Memorandum) will have been duly and validly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors, will be the valid and legally binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(ss)                              Regulation S.  The Company, Escrow Issuer, Multimedia Games, the Guarantors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company, Escrow Issuer and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.  Each of the Company and Multimedia Games is a “reporting issuer,” as defined in Rule 902 under the Securities Act.

(tt)                                Gaming Approvals and Licensing Matters.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, none of the Company, Escrow Issuer, Holdings, Multimedia Games or, to the knowledge of Holdings, any of their respective officers, directors or Affiliates, any existing beneficial owner of five percent (5%) or more of the voting stock of Holdings, in each case who or which will be required to be licensed or found suitable under applicable gaming laws in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Acquisition, has ever been denied a gaming license, approval, or related finding of suitability by any gaming authority, or had any gaming license or approval revoked or suspended.  As of the date hereof, to the knowledge of the Company, Escrow Issuer and the Guarantors, there are no facts or circumstances with respect to the Company, Escrow Issuer, Holdings, Multimedia Games or any of their respective Affiliates insofar as such Affiliate-owned interest would be attributable to the Company, Escrow Issuer, Holdings or Multimedia Games under any applicable gaming law, that would prevent or materially delay receipt of any gaming approvals required to be given or obtained in connection with the transactions described in the Merger Agreement.

Any certificate signed by an officer of the Company, Escrow Issuer, Multimedia Games or any other Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company, Escrow Issuer, Multimedia Games or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2.                            Purchase, Sale and Delivery of the Securities.

(a)                                 The Securities.  The Escrow Issuer agrees to issue and sell to the Initial Purchasers all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Escrow Issuer the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of (i) 100.0% of the principal amount thereof in respect of the Secured Notes (the “Secured Notes Purchase Price”), and (ii) 98.921% of the principal amount thereof in respect of the Unsecured Notes (the “Unsecured Notes Purchase Price”), payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth; provided, that the Initial Purchasers will be entitled to a discount or commission in the amount of (a) 2.5% of the principal amount of the Unsecured Securities (the “Escrowed Purchasers’ Unsecured Notes Commission”) and (b) 2.25% of the principal amount of the Secured Securities (the “Escrowed Purchasers’ Secured Notes Commission” and, together with the Escrowed Purchasers’ Unsecured Notes Commission, the “Escrowed Purchasers’ Commission”), which discounts or commissions shall be payable as a discount to the Secured Notes Purchase Price and the Unsecured Notes Purchase Price, as applicable, in the event the Acquisition is consummated on the Acquisition Date; provided, further, that the Initial Purchasers will be entitled to an amount equal to 25% of the applicable Escrowed Purchasers’ Commission in the event the Escrow Funds are released from the Escrow Account for a reason other than in connection with the consummation of the Acquisition, which amount shall be payable by the Company in immediately available funds upon such release pursuant to the terms of the commission payment agreed to by the Company and the Initial Purchasers.

(b)                                 The Closing Date.  Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on December 19, 2014, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The Escrow Issuer hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Escrow Issuer or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 18 hereof.

(c)                                  Delivery of the Securities; Payment into Escrow.  Delivery to the Initial Purchasers of and payment for the Securities on the Closing Date shall be made by payment of the Purchase Price to the Escrow Account in Federal or other funds immediately available in New York City against delivery of the Securities for the respective accounts of the several Initial Purchasers, in each case, in accordance with the terms of the Escrow Agreement.  The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligation of the Initial Purchasers.  The Escrow Funds shall be released on the Escrow Release Date in accordance with the terms of the Escrow Agreement.

(d)                                 Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i)                                     it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)                                  it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii)                               it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.                            Additional Covenants.  Each of the Company, Escrow Issuer, the GCA Guarantors and, upon execution and delivery of the Purchase Agreement Joinder, the Multimedia Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a)                                 Initial Purchasers’ Review of Proposed Amendments and Supplements and Issuer Additional Written Communications.  The Escrow Issuer will not amend or supplement the Final Offering Memorandum prior to the Closing Date.  Before making, preparing, using, authorizing, approving or distributing any Issuer Additional

Written Communication, the Escrow Issuer will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b)                                 Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters.  If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Issuer and the GCA Guarantors agree to promptly prepare (subject to Section 3(a) hereof) and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Issuer hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c)                                  Copies of the Offering Memorandum.  At any time prior to the completion of the distribution by the Initial Purchasers of the Securities, the Issuer agrees to furnish the Initial Purchasers, without charge, as many copies of the Final Offering Memorandum, Updated Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)                                 Blue Sky Compliance.  Each of the Company, Escrow Issuer and, upon the execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors and the Multimedia Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  None of the Issuer or any of the Guarantors shall be required to qualify as a foreign corporation, limited liability company or limited partnership, as applicable, or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Issuer will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuer and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)                                  Use of Proceeds.  Upon the release of the Escrow Funds on the Escrow Release Date in accordance with the terms of the Escrow Agreement, the Issuer shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Final Offering Memorandum.

(f)                                   The Depositary.  The Issuer will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)                                  Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.  Additionally, at any time when the Issuer is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Issuer shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)                                 Agreement Not To Offer or Sell Additional Securities.  During the period of 180 days following the date hereof, the Company will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(i)                                     Collateral Matters.  On or prior to the Acquisition Date,

(i)                                     the Representative shall have received the results of recent Uniform Commercial Code, tax and judgment lien searches in each of the jurisdictions and offices specified in the Perfection Certificate, searches of the United States Patent Office and the United States Copyright Office and such other searches as the Representative may reasonably request, and such searches shall reveal no liens on any of the assets of the Company and the Guarantors, except for Permitted Liens or liens to be discharged on or prior to the Acquisition Date;

(ii)                                  the Initial Purchasers shall have received conformed counterparts of the Security Agreement and the applicable Intellectual Property Security Agreement that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative;

(iii)                               the Initial Purchasers shall have received conformed counterparts of the Intercreditor Agreement that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative;

(iv)                              except as otherwise contemplated by the Security Agreement, each document, including each Uniform Commercial Code financing statement, the certificates and instruments representing the Pledged Securities (as defined in the Security Agreement) accompanied by instruments of transfer or stock powers undated and endorsed in blank, and each Intellectual Property Security Agreement required by the Secured Notes Indenture or the Collateral Documents to be delivered or filed in order to create or perfect in favor of the Collateral Agent, for its benefit and the benefit of Secured Notes Trustee and the holders of the Secured Notes, a first priority perfected Lien on the Collateral described therein, together with insurance certificates and related endorsements naming the Collateral Agent as additional insured on liability policies and lenders loss payee on property policies maintained by the Company and the Guarantors, shall have been delivered to the Collateral Agent (or, in the case of stock certificates and instruments, its agent pursuant to the terms of the Intercreditor Agreement) and if applicable, be in proper form for filing; provided, the requirements set forth in this clause (iv) (except to the extent that a lien on such Collateral may under applicable law be perfected on the Acquisition Date by the filing of financing statements under the Uniform Commercial Code or subject to any approvals by applicable Gaming Authorities required under applicable Gaming Laws, by the delivery to the Collateral Agent (or its agent pursuant to the terms of the Intercreditor Agreement) of stock certificates, if any, of the Company and the material wholly owned subsidiaries of the Company constituting Collateral) shall not constitute conditions precedent under this Section 3(i) or otherwise under this Agreement after the Company’s use of commercially reasonable efforts to satisfy such requirements without undue burden or expense; provided that the Company hereby agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions, in each case, as may be required to create or perfect such security interests within ninety (90) days after the Acquisition Date (subject to extensions approved by the administrative agent under the New Credit Facilities in its reasonable discretion); and

(v)                                 The Company and the Guarantors shall have executed and delivered a Perfection Certificate dated as of the Acquisition Date in form and substance reasonably satisfactory to the Initial Purchasers.

(j)                                    No Integration.  The Issuer agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuer of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k)                                 No General Solicitation or Directed Selling Efforts.  The Issuer agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuer will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l)                                     No Restricted Resales.  During the period of one year after the date hereof, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act), to resell any of the Notes that have been reacquired by any of them.

(m)                             Legended Securities.  Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Final Offering Memorandum for the time period and upon the other terms stated in the Final Offering Memorandum.

(n)                                 Escrow Release Date.  On the Escrow Release Date, the Company shall cause to be delivered to the Initial Purchasers, (i) the Escrowed Purchasers’ Commission, (ii) a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company or other officers or authorized persons reasonably satisfactory to the Representative, dated as of the Escrow Release Date, certifying that the conditions to release the funds from the Escrow Account have been or, substantially concurrently with the release of the funds, will be satisfied and (iii) such other information and documents as may be contemplated by the terms of the Escrow Agreement.  In addition, on the Escrow Release Date, (1) the Acquisition shall have been consummated in a manner consistent in all material respects with the description thereof in the Final Offering Memorandum and (2) the New Credit Facilities shall have been entered into and the Company shall have made borrowings thereunder as described in the Final Offering Memorandum.

(o)                              Acquisition Date.  On the Acquisition Date, immediately after the consummation of the Acquisition, the Company and the Guarantors shall cause to be delivered to the Initial Purchasers (i) executed copies of the Purchase Agreement Joinder, the Registration Rights Agreement Joinder and the Supplemental Indentures, in each case executed and delivered by the Guarantors party thereto, and (ii) the favorable opinions of (x) DLA Piper LLP (US), counsel for the Company and the Guarantors, in a form and substance reasonably satisfactory to the Initial Purchasers and (y) local counsel opinions for the Guarantors, as applicable, in form and substance reasonably satisfactory to the Initial Purchasers.

The Representative, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company, Escrow Issuer or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.                                      Payment of Expenses.  Each of the Company, Escrow Issuer and, upon execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors the Multimedia Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s, Escrow Issuer’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Final Offering Memorandum and each Updated Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, Escrow Issuer, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Final Offering Memorandum and each Updated Final Offering Memorandum), (vi) the fees and expenses of the Trustees, including the fees and disbursements of counsel for the Trustees in connection with the Indentures, the Securities, the Registration Rights Agreement, the Registration Rights Agreement Joinder and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities and the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company, Escrow Issuer and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company, Escrow Issuer and the Guarantors of their respective other obligations under this Agreement, (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation (it being understood and agreed that the Initial Purchasers shall pay any such expenses incurred pursuant to Section 13(b) hereof), (xi) the fees and expenses of the Escrow Agent, including the fees and disbursements of counsel for the Escrow Agent in connection with the Escrow Agreement and fees and expenses relating to perfecting the Escrow Agent’s security interest in the Escrow Account and the Escrow Funds and (xii) the fees and expenses of the Collateral Agent, including the fees and disbursements of counsel for the Collateral Agent in connection with the Collateral Documents and the Intercreditor Agreement and fees and expenses relating to creating, documenting and perfecting the Collateral Agent’s security interests in the Collateral as contemplated by the Collateral Documents.  If the Acquisition Date does not occur, the Issuer agrees to reimburse (or shall cause its affiliates to reimburse) the Initial Purchasers for the reasonable and documented fees and disbursements of their counsel.  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.                            Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company, Escrow Issuer and the GCA Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company, Escrow Issuer and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                 Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Final Offering Memorandum and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date.  On the date hereof, the Initial Purchasers shall also have received from BDO USA LLP, the independent registered public accounting firm for Multimedia Games, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information of Multimedia Games in the Final Offering Memorandum and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date.

(b)                                 No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                                     in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section15E of the Exchange Act.

(c)                                  Opinion of Counsel for the Escrow Issuer.  On the Closing Date the Initial Purchasers shall have received the favorable opinion and negative assurance letter of DLA Piper LLP (US), counsel for the Escrow Issuer, dated as of such Closing Date, the form of which is attached as Exhibit A.

(d)                                 Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)                                  Officer’s Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer, President, Chief Financial Officer or Chief Accounting Officer of the Escrow Issuer, dated as of the Closing Date, to the effect set forth in Section 5(b) hereof, and further to the effect that:

(i)                                     for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)                                  the representations, warranties and covenants regarding the Company, Escrow Issuer and the GCA Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)                               each of the Company, Escrow Issuer and the GCA Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)                                   Indentures; Registration Rights Agreement.  The Escrow Issuer shall have executed and delivered the Indentures, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.  The Escrow Issuer shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(g)                                  Notes.  The Escrow Issuer shall have executed and delivered the Notes, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received copies thereof.

(h)                                 DTC Agreement.  The Escrow Issuer shall have taken all acts reasonably required to be taken by them in order to have the Notes eligible for clearance and settlement through the Depository.

(i)                                     Escrow Agreement.  (i) the Escrow Issuer, the Trustees and the Escrow Agent shall have executed the Escrow Agreement and the Initial Purchasers shall have received an executed copy thereof; (ii) the Escrow Agent shall have established the Escrow Account and shall have provided to the Initial Purchasers evidence thereof reasonably satisfactory to the Initial Purchasers; and (iii) all other actions to be taken under the Escrow Agreement by the Escrow Issuer as of the Closing Date in order to effect the escrow arrangements contemplated by the Final Offering Memorandum (including, without limitation, the granting of a first priority security interest in favor of the Trustees for the benefit of the Trustees and the holders of the Notes, in the right, title and interest of the Escrow Issuer in the Escrow Account and all Escrow Funds and delivery of a Uniform Commercial Code financing statement in appropriate form for filing with respect to the Escrow Issuer) shall have been taken.

(j)                                    Collateral Documents and Intercreditor Agreement.  The Company and the Guarantors shall have executed and delivered perfection certificates dated as of the Closing Date (the “Perfection Certificates”) in form and substance reasonably satisfactory to the Initial Purchasers.  The Company and the Guarantors shall also have executed and delivered insurance certificates and related endorsements naming the Collateral Agent as additional insured on liability policies and lenders loss payee on property policies maintained by the Company and the Guarantors.  Except as otherwise provided for in the Security Agreement, the Secured Notes Indenture or the other Collateral Documents entered into pursuant to the Transactions, the Representatives and the Collateral Agent (or, in the case of stock certificates or instruments constituting Collateral, its agent pursuant to the Intercreditor Agreement) shall have received on or prior to the Acquisition Date each of the Collateral Documents, in form and substance reasonably satisfactory to the Initial Purchasers, and all other certificates, agreements or instruments required by the Collateral Documents or the Secured Notes Indenture or otherwise necessary to perfect the Collateral Agent’s security interest in all of the Collateral, including but not limited to, stock certificates accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing in the offices specified in the Perfection Certificates and filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing; each such document executed by the Company and each other party thereto, and each such document shall be in full force and effect and evidence that all of the liens on the Collateral other than Permitted Liens have been released.  The Representative shall also have received (i) copies of Uniform Commercial Code, tax and judgment lien searches or equivalent reports or searches, and a copy of searches at the United States Patent and Trademark Office and the United States Copyright Office, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company or any Guarantor as debtor and that are required by the Perfection Certificates or that the Representative deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens) and (ii) acceptable evidence of payment or arrangements for payment by the Company and the Guarantors of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Collateral Documents; provided, the requirements set forth in this Section 5(j) (except to the extent that a lien on such Collateral may under applicable law be perfected on the Acquisition Date by the filing of financing statements under the Uniform Commercial Code or subject to any approvals by applicable Gaming Authorities required under applicable Gaming Laws, by the delivery to the Collateral Agent (or its agent pursuant to the terms of the Intercreditor Agreement) of stock certificates, if any, of the Company and the material wholly owned subsidiaries of the Company constituting Collateral) shall not constitute conditions precedent under this Section 5(j) or otherwise under this Agreement after the Company’s use of commercially reasonable efforts to satisfy such requirements without undue burden or expense; provided that the Company hereby agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions, in each case, as may be required to create or perfect such security interests within ninety (90) days after the Acquisition Date (subject to extensions approved by the administrative agent under the New Credit Facilities in its reasonable discretion).

(k)                                 Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.                                      Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Escrow Issuer to perform any agreement herein or to comply with any provision hereof, the Issuer and, upon execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors and the Multimedia Guarantors agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.                                      Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Issuer and, upon the execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors and the Multimedia Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)                                 Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)                                 No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)                                  Upon original issuance by the Escrow Issuer, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO

REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.                            Indemnification.

(a)                                 Indemnification of the Initial Purchasers.  Each of the Issuer and, upon execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors and the Multimedia Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Final Offering Memorandum, any Issuer Additional Written Communication or any Updated Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties regarding the Company, Escrow Issuer and the Guarantors contained herein; or (iii) in whole or in part upon any failure of the Issuer to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Issuer shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through the Representative expressly for use in the Final Offering Memorandum, any Issuer Additional Written Communication or any Updated Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer and any Guarantor may otherwise have.

(b)                                 Indemnification of the Company, Escrow Issuer and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer, and, upon execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors and the Multimedia Guarantors, each of their respective affiliates, directors, officers and employees, and each person, if any, who controls the Issuer or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, any Guarantor or any such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Offering Memorandum, any Issuer Additional Written Communication or any Updated Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Final Offering Memorandum, any Issuer Additional Written Communication or any Updated Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, Escrow Issuer, any Guarantor and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuer, any Guarantor or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Issuer, and upon execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors and the Multimedia Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Issuer expressly for use in the Final Offering Memorandum, any Issuer Additional Written Communication or any Updated Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third and fourth sentences of the sixth paragraph and the seventh paragraph under the caption “Plan of Distribution” in the Final Offering Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding subject to this Section 8 effected without its written consent, which will not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.                            Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Initial Purchasers, on the one hand, and the Issuer and, upon execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors and the Multimedia Guarantors, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuer or any Guarantor, and each person, if any, who controls the Issuer or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer and the Guarantors.

SECTION 10.                               Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company and the Escrow Issuer if at any time:  (i) trading or quotation in any of GCA’s or Multimedia Games’ securities shall have been suspended or materially limited by the Commission or by the NYSE or by the Nasdaq Stock Market, as applicable, other than any cessation of the trading of Multimedia Games’ securities related solely to the consummation of the Acquisition, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general moratorium on commercial banking activities shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Final Offering Memorandum; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity, regardless of whether or not such loss shall have been insured, of such character as in the judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Final Offering Memorandum.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Issuer or any Guarantor to any Initial Purchaser, except that the Issuer and, following the Escrow Release Date, the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Issuer, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.                     Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Issuer, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.                     Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park
New York, New York  10036
Facsimile:  (212) 901-7897
Attention:  Legal Department

with a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Facsimile:  (212) 378-2500
Attention:  William J. Miller

If to the Issuer or the Guarantors:

c/o Global Cash Access, Inc.
7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada 89113
Facsimile: (702) 262-5039
Attention: General Counsel

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85253
Facsimile:  (480) 606-5526
Attention:  David P. Lewis

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.                     Agreement to Cooperate.  The Issuer and, after the execution of the Purchase Agreement Joinder, each Guarantor hereby jointly and severally covenant and agree with each of the Initial Purchasers as follows:

(a)         After the Closing Date, but prior to the expiration of the Cooperation Period, the Company and the Guarantors shall, upon the request of the Representative (such notice, a “Securities Notice”):

(i) use their reasonable best efforts to, within three (3) business days from the date of any request made prior to February 13, 2015 and within five (5) business days from any request made thereafter (the “Sale Date”), provide to the Initial Purchasers an updated version of the Final Offering Memorandum (including for the avoidance of doubt the final Canadian wrapper) (as so amended, supplemented or updated from time to time in accordance with the terms hereof, an “Updated Final Offering Memorandum”) in a form consistent with the Final Offering Memorandum such that (x) the Updated Final Offering Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) the Updated Final Offering Memorandum (as so amended, supplemented or updated from time to time in accordance with the terms hereof) is in a form customary for a Rule 144A offering (including all financial statements, pro forma financial statements, business and other financial data of the type required in a registered offering by Regulation S-X and Regulation S-K under the Securities Act (other than Rule 3-10 and Rule 3-16 of Regulation S-X and subject to exceptions customary for private placements pursuant to Rule 144A promulgated under the Securities Act) or that would be necessary for the Initial Purchasers to receive customary (for high yield debt securities) “comfort” (including “negative assurance” comfort) from independent accountants in connection with the offering of the Notes, and in the case of the annual financial statements, the auditors’ reports thereon and if requested by the Representative, to the extent reasonably practicable, any “flash” or “capsule” financial information (on an annual or quarterly basis) with respect to Multimedia Games and its subsidiaries on a stand-alone basis; provided, that in no event will the Company and the Guarantors be required to provide updated annual audited or quarterly unaudited financial statements earlier than 5 business days after the time the Company and the Guarantors are required to provide such information as described in the Final Offering Memorandum under the headings “Description of Secured Notes — Reports” and “Description of Unsecured Notes — Reports” (without giving effect to the grace period in the last paragraph of such section or the grace period in clause (4) under “Description of Secured Notes — Events of Default and Remedies” and “Description of Unsecured Notes — Events of Default and Remedies” in the Final Memorandum);

(ii) in connection with an offer and resale of the Notes following such request, use commercially reasonable efforts to provide the Initial Purchasers on the Sale Date or the related settlement date mutually determined by the Company and the Representatives (the “Settlement Date”), as applicable, the following:

(A) opinions and negative assurance letters, as the case may be, consistent in all relevant respects with those provided pursuant to Section 5(c) of this Agreement and dated such Settlement Date;

(B) a “comfort” letter dated such Sale Date and a “bring-down” comfort letter dated such Settlement Date, with respect to the Company and its subsidiaries and the Updated Final Offering Memorandum from Deloitte & Touche LLP and BDO USA LLP and addressed to the Initial Purchasers, such comfort letter to be in the form consistent with that provided under this Agreement (as appropriately updated) and such bring-down comfort letter to be in customary form and substantially consistent with that provided for Rule 144A debt offerings;

(C) an officer’s certificate dated as of such Settlement Date and consistent with the officer’s certificate delivered by the Company pursuant to Section 5(e) (provided, that references therein to Closing Date shall be to such Settlement Date); and

(iii) in connection with such request, use commercially reasonable efforts to assist the Initial Purchasers in their marketing efforts for the resale of Notes during the Cooperation Period (as defined below) by, or by using commercially reasonable efforts to cause its material Subsidiaries to, (A) providing to the Initial Purchasers and their counsel all information they reasonably request to update due diligence (including by way of any conference calls) to each Sale Date and each Settlement Date and (B) reasonably cooperating with the Initial Purchasers in connection with the marketing of the Securities by (1) meeting with rating agencies, and (2) preparing of road show materials and having senior management (including the CEO and CFO to the extent the inclusion of both would not materially interfere with any day to day operations of the business) of the Company or GCA to participate in one or more meetings with prospective investors, or participating in conference calls at mutually agreeable times with prospective investors to whom the Initial Purchasers propose to resell the unsold allotment of Securities then held by them; provided, that such assistance does not unreasonably interfere with the ongoing operations of the Issuer and the Guarantors or otherwise impair, in any material respect, the ability of any officer or executive of the Issuer or any Guarantor to carry out their duties to the Issuer and the Guarantors;

(iv)  to the extent not previously done on or before the Closing Date, (A) use commercially reasonable efforts to (I) register or qualify the Notes under the state securities laws or blue sky laws of such U.S. jurisdictions as any Initial Purchaser reasonably requests no later than the initial Sale Date, and (II) take any and all other actions as may be reasonably necessary to enable each Initial Purchaser to consummate the disposition thereof in private transactions in such jurisdictions; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 13, (2) consent to general service of process in any such jurisdiction, (3) make any changes to its certificate of incorporation, by-laws or other organizational document, or any agreement between it and any of its equityholders or (4) to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction, (B) obtain (1) CUSIP numbers for the Notes as necessary, and (2) eligibility for the Notes to clear and settle through DTC and (C) maintain a rating of the Notes from Standard & Poor’s and Moody’s;

(v) use commercially reasonable efforts to furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, as many copies of each Updated Final Offering Memorandum and any amendments and supplements thereto as they may reasonably request; provided, that the Initial Purchasers shall not be entitled to use such Updated Final Offering Memorandum delivered pursuant to this clause (v) at such time as (i) the financial information contained therein no longer complies with the applicable requirements of Regulation S-X, or (ii) the Issuer has delivered a blackout notice pursuant to Section 13(c) below;

(vi) subject to the provisions of clause (i) above and clause (vii) below, not make any amendment or supplement to an Updated Final Offering Memorandum or otherwise distribute or refer to any Issuer Additional Written Communication that shall be reasonably disapproved by Merrill Lynch after reasonable notice thereof; and

(vii) prior to each Sale Date or Settlement Date, if at any time any event (for the avoidance of doubt, an “event” shall not be deemed to include financial statements being deemed to be “stale” due to the passage of time or the availability of financial statements for a subsequent period) occurs prior to the completion of the resale of the Notes by the Initial Purchasers (as determined by the Initial Purchasers) but in any event before the end of the Cooperation Period, as a result of which the Final Offering Memorandum or any Updated Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering Memorandum or any Updated Offering Final Memorandum to comply with applicable law in the opinion of counsel for the Initial Purchasers or counsel for the Company, then, use commercially reasonable efforts to (A) prepare an amendment or supplement that will correct such statement or omission or effect such compliance and (B) supply any supplement or amendment thereto to the several Initial Purchasers (it being understood that the Initial Purchasers will cease making use of such Updated Final Offering Memorandum until such amendment or supplement is available) and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request and promptly notify the Initial Purchasers of any event or other occurrence which would require any such amendment or supplement.

(b)         In addition to Section 13(a) above, the Representative may request in writing that the Issuer and the Guarantors cooperate with the resale of the Notes by performing the agreements set forth in Section 13(a)(i)-(vii) above on additional occasions;

provided that the number of “road shows” shall be limited to two occasions maximum.  Subject to the foregoing, each Securities Notice shall provide for a marketing period (including any “road shows”) not to exceed three (3) consecutive business days for any request made prior to February 13, 2015 and five (5) consecutive business days for any request made thereafter.

(c)          After February 13, 2015, the Issuer may delay the Sale Date or delay the initiation of a Securities Notice by providing notice (each such notice, a “blackout notice”) to the Initial Purchasers and may suspend use of the Updated Final Offering Memorandum by the Initial Purchasers for a reasonable period of time not to exceed 20 days and no more than two occasions during the Cooperation Period (the “Blackout Period”) if (i) such action is required by applicable law, or (ii) such action is taken by the Issuer in good faith and for business reasons (not including avoidance of the Issuer’s obligations hereunder), including material business developments or the acquisition or divestiture of assets or interference with the ongoing operations of the Issuer and the Guarantors.  The Issuer shall promptly inform the Initial Purchasers of the cessation of any Blackout Period.  The second Blackout Period shall not be permitted to continue on a consecutive basis following the first Blackout Period and a period of at least 30 days shall have lapsed after the cessation or expiration of any Blackout Period prior to the delivery of the second blackout notice.  If any Sale Date, “road show” or marketing in respect of any Updated Final Offering Memorandum is affected by any Blackout Period, such Sale Date, “road show” or Updated Final Offering Memorandum shall not count towards any maximum number of occasions of marketing assistance permitted under this Section 13 (unless a Settlement Date occurs in respect of such Sale Date, “road show” or Updated Final Offering Memorandum).

(d)                                 The provisions set forth in this Section 13 shall terminate 366 days after the Closing Date (if such day is not a Business Day, the next succeeding Business Day) (the “Cooperation Period”); provided that the Cooperation Period shall be extended by the number of days for any Blackout Period.

SECTION 14.                     Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 15.                     Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.

SECTION 16.                     Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.                     Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a)                                 Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.                     Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Issuer shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18.  Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19.                               No Advisory or Fiduciary Responsibility.  Each of the Issuer and, upon execution and delivery of the Purchase Agreement Joinder, the GCA Guarantors and the Multimedia Guarantors acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Guarantors, on the one hand, and the several Initial Purchaser, on the other hand, and the Issuer and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuer and the Guarantors on other matters) or any other obligation to the Issuer and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuer and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Issuer and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuer and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 20.                     General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Escrow Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MOVIE ESCROW, INC.

By:	/s/ Ram V. Chary
Name: Ram V. Chary
Title: President, Secretary and Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Dan Kelly
Name: Dan Kelly
Title: Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Secured Notes to be Purchased	Aggregate Principal Amount of Unsecured Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$210,000,000	$210,000,000
Deutsche Bank Securities Inc.	140,000,000	140,000,000

Total	$350,000,000	$350,000,000

SCHEDULE B

Guarantors

Global Cash Access Holdings, Inc., a Delaware corporation

Central Credit, LLC, a Delaware limited liability company

GCA MTL, LLC, a Delaware limited liability company

NEWave, Inc., a Nevada corporation

Multimedia Games Holding Company, Inc., a Texas corporation

Multimedia Games, Inc., a Delaware corporation

MGAM Technologies, LLC, a Delaware limited liability company

EXHIBIT A

DLA Piper Opinion

Exhibit A-1

EXHIBIT B

Subsidiaries of the Company

Name	Jurisdiction
Global Cash Access (Canada) Inc.	Ontario, Canada
Global Cash Access (Panama), Inc.	Panama
Game Financial Caribbean, N.V.	Netherlands, Antilles
Global Cash Access (Belize), Limited	Belize
Central Credit, LLC	Delaware
Global Cash Access (BVI) Inc.	British Virgin Islands
Arriva Card, Inc.	Delaware
Global Cash Access Switzerland A.G.	Switzerland
Global Cash Access (HK) Ltd.	Hong Kong
GCA (Macau) S.A.	Macau SAR
Global Cash Access (Belgium) S.A.	Belgium
Global Cash Access (UK) Limited	United Kingdom
GCA India Private Limited	India
GCA MTL, LLC	Delaware
NEWave, Inc.	Nevada

Exhibit B-1

EXHIBIT B-1

Subsidiaries of Multimedia Games

Multimedia Games, Inc., a Delaware corporation

MGAM Technologies, LLC, a Delaware limited liability company

MegaBingo International, LLC, a Delaware limited liability company

Multimedia Games de México S. de R.L. de C.V., a Mexican entity

Multimedia Games de México 1 S. de R.L. de C.V., a Mexican entity

Servicios de Wild Basin S. de R.L. de C.V., a Mexican entity

MGAM Canada, Inc., a Canadian entity

MGAM Peru SRI, a Peruvian entity

PokerTek Canada, Inc., a Quebec corporation

Exhibit B-1-1

EXHIBIT C

FORM OF JOINDER AGREEMENT

December 19, 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated

            As Representative of the several Initial Purchasers

One Bryant Park

New York, New York 10036

Reference is made to that certain purchase agreement (the “Purchase Agreement”) dated as of December 19, 2014 between Movie Escrow, Inc., a Delaware corporation (the “Escrow Issuer”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of the Initial Purchasers, relating to the issuance and sale to the Initial Purchasers of (i) $350,000,000.00 aggregate principal amount of the Escrow Issuer’s 7.75% Senior Secured Notes due 2021 (the “Secured Notes”) and (ii) $350,000,000.00 aggregate principal amount of the Escrow Issuer’s 10.00% Senior Unsecured Notes due 2022 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

The Purchase Agreement contemplates that substantially concurrently with the consummation of the Acquisition, the GCA Guarantors and the Multimedia Guarantors will become parties to the Purchase Agreement by executing this Purchase Agreement Joinder.

1.                                      Joinder.  Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems to fit to enter into this joinder agreement (the “Purchase Agreement Joinder”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, representations, warranties and acknowledgements attributable to a Guarantor in the Purchase Agreement as if made by, and with respect to, each Guarantor signatory hereto as of the date hereof, as of the date thereof and as of the Closing Date and (iii) perform all obligations and duties required of a Guarantor pursuant to the Purchase Agreement.

2.                                      Representations and Warranties and Agreements.  Each of the undersigned hereby, jointly and severally, (i) represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or organizational power and authority to execute, deliver and perform its obligations under this Purchase Agreement Joinder and to consummate the transactions contemplated hereby and, that this Purchase Agreement Joinder has been duly and validly authorized, executed and delivered and (ii) affirms the accuracy of each of the representations and warranties (to the extent applicable) of the Guarantors contained in the Purchase Agreement as of the date thereof, as of the date hereof and as of the Closing Date.

3.                                      Counterparts.  This Purchase Agreement Joinder may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

Exhibit C-1

4.                                      Amendments.  No amendment or waiver of any provision of this Purchase Agreement Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

5.                                      Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

6.                                      APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

Exhibit C-2

IN WITNESS WHEREOF, each of the undersigned has caused this Purchase Agreement Joinder to be duly executed and delivered, by its proper and duly authorized officer as of the date set forth above.

GCA GUARANTORS:

GLOBAL CASH ACCESS HOLDINGS, INC.

By:
Name:
Title:

CENTRAL CREDIT, LLC

By:
Name:
Title:

GCA MTL, LLC

By:
Name:
Title:

NEWAVE, INC.

By:
Name:
Title:

Exhibit C-3

IN WITNESS WHEREOF, each of the undersigned has caused this Purchase Agreement Joinder to be duly executed and delivered, by its proper and duly authorized officer as of the date set forth above.

MULTIMEDIA GUARANTORS:

MULTIMEDIA GAMES HOLDING COMPANY, INC.

By:
Name:
Title:

MULTIMEDIA GAMES, INC.

By:
Name:
Title:

MGAM TECHNOLOGIES, LLC

By:
Name:
Title:

Exhibit C-4

ANNEX I

Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1